Exhibit 10.25

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

                                THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Second Amendment"), dated as of the 16th day of October, 2001, is entered into with reference to that certain Amended and Restated Credit Agreement dated as of August 15, 2000 (the "Original Credit Agreement"), as amended by First Amendment to Amended and Restated Credit Agreement dated as of July 30, 2001 (the "First Amendment" and together with the Original Credit Agreement, collectively the "Existing Credit Agreement") executed by and among MTR GAMING GROUP, INC., a Delaware corporation, MOUNTAINEER PARK, INC., a West Virginia corporation, SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation, SPEAKEASY GAMING OF RENO, INC., a Nevada corporation and PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation (collectively referred to as the "Borrowers"), WELLS FARGO BANK, National Association, PNC BANK, N.A., BANK OF SCOTLAND and NATIONAL CITY BANK OF PENNSYLVANIA (each individually a "Lender" and collectively the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and Swingline Lender (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and Swingline Lender collectively referred to as the "Banks").  Capitalized terms used herein not otherwise defined shall have the meaning set forth for such terms in the Existing Credit Agreement.

                                Borrowers and Agent Bank, acting with the consent of the Requisite Lenders as required under Section 10.01 of the Existing Credit Agreement and acting on behalf of the Banks as authorized under Section 10.11 of the Existing Credit Agreement, agree as follows:

1.             Restatement of Share Repurchases Limitations.  Section 6.08(i) of the Existing Credit Agreement shall be and is hereby amended and restated in its entirety, effective as of September 27, 2001, as follows:

                                                "i.            Other than during each Expanded Share Repurchase Period as described below, Share Repurchases shall be limited to the maximum cumulative aggregate amount of Three Million Dollars ($3,000,000.00) during the period commencing on December 20, 1999 and ending at Credit Facility Termination.  Provided, however, that: (i) in the event the Borrower Consolidation achieves EBITDA of Forty Million Dollars ($40,000,000.00), or more, during any fiscal period consisting of four (4) consecutive Fiscal Quarters, the limitation for Share Repurchases shall be increased to the maximum cumulative aggregate amount of Eight Million Dollars ($8,000,000.00) during the Fiscal Quarter immediately following such four (4) consecutive Fiscal Quarter period, and (ii) in the event the Borrower Consolidation achieves EBITDA of Fifty Million Dollars ($50,000,000.00), or more, during any fiscal period consisting of four (4) consecutive Fiscal Quarters, the limitation for Share Repurchases shall be increased to the maximum cumulative aggregate amount of Ten Million Dollars ($10,000,000.00) during the Fiscal Quarter immediately following such four (4)consecutive Fiscal Quarter period.  The Fiscal Quarter immediately following any such four (4) consecutive Fiscal Quarter period in which the Borrower Consolidation has achieved EBITDA in excess of Forty Million Dollars ($40,000,000.00) or Fifty Million Dollars ($50,000,000.00) as provided above, shall herein be referred to as an "Expanded Share Repurchase Period".  Share Repurchases made during any Expanded Share Repurchase Period which result in the cumulative aggregate amount of Share Repurchases to exceed Three Million Dollars ($3,000,000.00) shall be deemed made in compliance with the provisions contained in this Section 6.08(i) so long as made within the limitations set forth above.  In the event EBITDA of the Borrower Consolidation falls below Forty Million Dollars ($40,000,000.00) for any four (4) consecutive Fiscal Quarter period and as of the end of such four (4) Fiscal Quarter period the Borrower Consolidation has made Share Repurchases in excess of the cumulative aggregate amount of Three Million Dollars ($3,000,000.00), no further Share Repurchases may be made until the Borrower Consolidation again achieves EBITDA for a four (4) consecutive Fiscal Quarter period in excess of Forty Million Dollars ($40,000,000.00), at which time Share Repurchases shall be permitted in accordance with the provisions set forth above; and"

2.             Modification of Definitions.  Section 1.01 of the Existing Credit Agreement shall be and is hereby amended to include the following definitions.  Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be defined as set forth below:

                                                "Compliance Certificate" shall mean a compliance certificate as described in Section 5.08(b) and (d) which is more particularly described on "Exhibit D", affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, which shall fully restate and supersede the "Compliance Certificate" affixed as Exhibit D to the Existing Credit Agreement.

                                                "Credit Agreement" shall mean the Existing Credit Agreement as amended by the Second Amendment, as it may be further amended, modified, extended, renewed or restated from time to time.

                                                "Existing Credit Agreement" shall have the meaning set forth in the Preamble to the Second Amendment.

                                                "First Amendment" shall have the meaning set forth in the Preamble to the Second Amendment.

                                                "Original Credit Agreement" shall have the meaning set forth in the Preamble to the Second Amendment.

                                                "Second Amendment" shall have the meaning set forth in the Preamble of the Second Amendment to Amended and Restated Credit Agreement dated as of September 27, 2001, executed by Borrowers and Agent Bank on behalf of the Banks.

3.             Conditions Precedent to Second Amendment.  The effectiveness of this Second Amendment is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below:

                                                a.             due execution by Borrowers and Agent Bank of six (6) duplicate originals of this Second Amendment;

                                                b.             an original Certificate of Corporate Resolution for each of the Borrowers authorizing each respective Borrower to enter into this Second Amendment and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective corporation;

                                                c.             payment to Agent Bank for the account of the Lenders of a non-refundable fee (the "Amendment Fee") in the following amounts:

                                                (i)            a non-refundable fee to the Lenders which have expressly consented to this Second Amendment in the amount of eight-tenths of one percent (0.08%) based on their respective proportionate shares of the Aggregate Commitment under the Existing Credit Agreement.

                                                d.             reimbursement to Agent Bank by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Second Amendment, but not limited to, reasonable attorneys' fees of Henderson & Morgan, LLC; and

                                                e.             such other documents, instruments or conditions as may be reasonably required by Agent Bank.

4.             Representations of Borrowers.  Borrowers hereby represent to the Banks, which representations shall survive the execution and delivery of the Second Amendment and shall be deemed incorporated into Article IV of the Credit Agreement, that:

                                                a.             the representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the execution and delivery of the Second Amendment in all material respects as though such representations and warranties had been made on and as of the execution and delivery of the Second Amendment, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank or, where applicable, the Requisite Lenders;

                                                b.             since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change has occurred;

 c.             after giving effect to the Second Amendment, no event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

 d.             the execution, delivery and performance of this Second Amendment has been duly authorized by all necessary action of Borrowers and this Second Amendment and each of the related documents constitute valid, binding and enforceable obligation of Borrowers.

5.              Incorporation by Reference.  This Second Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

6.             Governing Law.  This Second Amendment shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

7.             Counterparts.  This Second Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

8.             Continuance of Terms and Provisions.  All of the terms and provisions of the Credit Agreement shall remain unchanged except as specifically modified herein.

9.             Replacement Exhibit Attached.  The following additional and replacement Exhibit is attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

                                                Exhibit D -   Compliance Certificate - Form

                                IN WITNESS WHEREOF, Borrowers and Agent Bank on behalf of the Banks have executed this Second Amendment as of the day and year first above written by their duly authorized representatives.

BORROWERS:

MTR GAMING GROUP, INC.,
a Delaware corporation

By	/s/ Edson R. Arneault
Edson R. Arneault,
President

MOUNTAINEER PARK, INC.,
a West Virginia corporation

By	/s/ Edson R. Arneault
Edson R. Arneault,
President

SPEAKEASY GAMING OF LAS VEGAS, INC.,
a Nevada corporation

By	/s/ Edson R. Arneault
Edson R. Arneault,
President

SPEAKEASY GAMING OF RENO, INC.,
a Nevada corporation

By	/s/ Edson R. Arneault
Edson R. Arneault,
President

PRESQUE ISLE DOWNS, INC.,
a Pennsylvania corporation

By	/s/ Edson R. Arneault
Edson R. Arneault,
President

AGENT BANK:

WELLS FARGO BANK,
National Association

By	/s/ Virginia Christenson
Virginia Christenson,
Vice President